Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE
HARSCO ANNOUNCES RESULTS OF 65TH ANNUAL MEETING OF STOCKHOLDERS

CAMP HILL, PA (April 21, 2020) - Harsco Corp. (NYSE: HSC) announced the results of its 65th Annual Meeting of Stockholders, held virtually today.
Stockholders approved the election of all eight nominees to the Board of Directors to serve until the 2021 Annual Meeting and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2020. Stockholders also approved the non-binding advisory vote on named executive officer compensation and an amendment to the Harsco Corporation 2013 Equity and Incentive Compensation Plan.
About Harsco Corporation
Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.
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